EXHIBIT 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 14, 2006, made by TAG ENTERTAINMENT CORP. (the ‘‘Parent Borrower’’) located at 1333 Second Street. Suite 240, Santa Monica, CA 90401 (the ‘‘Parent Office’’) and TAG ENTERTAINMENT USA (the ‘‘Subsidiary Borrower’’, and together with the Parent Borrower, the ‘‘Borrowers’’, each a ‘‘Borrower’’) located at 1333 Second Street, Suite 240, Santa Monica, CA 90401 (the ‘‘Subsidiary Office’’) and to                                                         (the ‘‘Secured Party’’) having an address at                                                                         .

RECITALS

A. The Secured Party has agreed to make a term loan to the Borrowers (the ‘‘Loan’’).

B. To evidence the Loan, each Borrower has executed and delivered in favor of the Secured Party that certain promissory note (the ‘‘Note’’) of even date herewith.

C. The execution and delivery of this Agreement by each Borrower is a condition precedent to the Secured Party’s obligations under the Note.

THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower hereby agrees with the Secured Party, as follows:

1. Defined Terms.    As used in this Agreement terms defined in the Note shall have their defined meanings when used herein and the following terms shall have the following meanings:

‘‘Agreement’’ means this Agreement, as the same, from time to time, may be amended, restated, replaced, extended, supplemented or otherwise modified.

‘‘Accounts’’ means all ‘‘accounts’’ as defined in Article 9 of the UCC.

‘‘Business Day’’ means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York or State of California are authorized or required by law or other governmental action to close.

‘‘Collateral’’ has the meaning assigned to such term in Section 2.

‘‘GAAP’’ means U.S. generally accepted accounting principles.

‘‘Instruments’’ means all ‘‘instruments’’ as defined in Article 9 of the UCC.

‘‘Lien’’ means any mortgage, pledge, assignment, hypothecation, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

‘‘Loan Documents’’ means, collectively, the Note, this Agreement, and each Control Agreement.

‘‘Obligations’’ as defined in Section 2 of this Agreement.

‘‘Permitted Liens’’ means Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of either Borrower or any of its subsidiaries, Liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation, deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of either Borrower or any of its subsidiaries, Liens imposed by law, such as mechanics’, workers’, materialmens’, carriers’ or other like liens arising in the ordinary course of business of either Borrower or any of its subsidiaries which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of either Borrower or any of its subsidiaries, Liens existing on the date hereof, purchase money security interests or Liens for the purchase of fixed assets to be used in the business of either Borrower or any of its subsidiaries, securing solely the fixed assets so purchased and the proceeds thereof, capitalized leases which do not violate any provision of the Purchase Agreement, Liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution, rights of way, zoning restrictions, easements and similar encumbrances affecting either Borrower’s or any of its subsidiaries’ real property which do not materially interfere with the use of such property, and Liens arising in the ordinary course of business that do not materially adversely Affect either Borrower’s use of its respective assets or properties..

‘‘Proceeds’’ means all ‘‘proceeds’’ as such term is defined in Section 9-102(a)(64) of the UCC on the date hereof.

‘‘Purchase Agreement’’ means the Purchase Agreement, dated as of December 14, 2006, among the Parent Borrower, the Subsidiary Borrower and the Secured Party, as the same may be amended, supplemented or otherwise modified from time to time.

‘‘UCC’’ means the Uniform Commercial Code from time to time in effect in the State of New York.

2. Grant of Security Interest; Notice of Payment and Payments with respect to Collateral.

(a) Each Borrower hereby pledges, assigns, hypothecates, delivers and sets over to the Secured Party a lien on and security interest in all right, title and interest in, to and under all Accounts of such Borrower, and all contract rights and proceeds therefrom with respect to an agreement to be executed between Gaiam, Inc. and Parent Borrower (or any affiliate of Parent Borrower) (collectively the ‘‘Collateral’’) and all books, instruments, certificates, records, ledger cards, files, correspondence, customer lists and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon, as collateral security for the due and punctual payment and performance of all obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising under, out of or in connection with the Note, this Agreement or any other Loan Document (each of the foregoing obligations being collectively referred to as the ‘‘Obligations’’).

(b) Each Borrower will notify Lender, within one (1) business day of receipt, of any payment in respect of Collateral which is equal to or greater than $50,000 provided that if Borrowers receive a payment or payments in respect of Collateral which is, or are in the aggregate, less than $50,000, Borrowers shall not be required to provide the notice required by this Section 2, until such time that the aggregate amount of payments in respect of Collateral is equal to or greater than $50,000.

(c) Borrowers shall make payment to Lender of any amounts received in respect of Collateral which are then due and owing to Lender pursuant to this Agreement with five (5) Business Days of such funds becoming good clear funds.

3. Representations and Warranties.    In order to induce the Secured Party to make the Loan, each Borrower represents and warrants to the Secured Party as follows:

(a) Each Borrower is the sole legal, record and beneficial owner of, and has good and marketable title to, its respective Collateral, subject to no Lien, except the Lien created by this Agreement and Permitted Liens.

(b)    (i) The Parent Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware (the ‘‘Parent Jurisdiction’’) and its principal place of business and the place where records concerning its respective Collateral are kept is, and has for the preceding four months been, the Parent Office. The Parent Borrower’s Federal Employer Identification Number is                                . The Parent Borrower’s exact legal name as it appears on its certificate of incorporation is as set forth in the preamble to this Agreement. (ii) The Subsidiary Borrower is a corporation duly organized and validly existing under the laws of the State of California (the ‘‘Subsidiary Jurisdiction’’) and its principal place of business and the place where records concerning its respective Collateral are kept is, and has for the preceding four months been, the Subsidiary Office. The Subsidiary Borrower’s Federal Employer Identification Number is                                        . The Subsidiary Borrower’s exact legal name as it appears on its certificate of incorporation is as set forth in the preamble to this Agreement.

(c)    Each Borrower has the legal right to execute, deliver and perform this Agreement and to create a security interest in its respective Collateral pursuant to this Agreement.

(d)    This Agreement is effective to create a legal, valid and enforceable perfected Lien on the Collateral, subject to no prior Lien or to any agreement purporting to grant to any third party a security interest in the property or assets of either Borrower which would include the Collateral (other than Permitted Liens).

(e)    Except as set forth on Schedule 3(f), no security agreements or any other Lien instruments have been executed and delivered, and no financing statements or any other notice of any Lien have been filed in any jurisdiction, granting or purporting to grant a security interest in or creating or purporting to create a Lien on the Collateral to any party other than the Secured Party.

(f)    No consent, license, approval or authorization of, exemption by, or registration, filing (other than the filing of the uniform commercial code financing statements contemplated hereby), or declaration with, any governmental authority and no consent of any other Person is required in connection with the execution, delivery or performance of any Loan Document.

(g)    The execution, delivery and performance of this Agreement or any other Loan Document does not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of any provision of any applicable Legal Requirement, or of any bond, note, indenture, mortgage, deed of trust, contract, agreement, lease or other undertaking to which either Borrower is a party or which purports to be binding upon such Borrower and will not result in the creation or imposition of any Lien, on any of the assets of such Borrower, except as contemplated by this Agreement.

(h)    There is no suit, action, proceeding, arbitration, investigation or inquiry pending or, to the knowledge of either Borrower, threatened against either Borrower with respect to this Agreement or any other Transaction Document or the transactions contemplated by this Agreement or which, if adversely determined, would either impair such Borrower’s ability to consummate the transactions contemplated hereby or materially adversely impact such Borrower.

(i)    Neither Borrower maintains any Deposit Account, other than the Deposit Accounts set forth on Schedule 3(j) attached hereto.

4.	Covenants. Each Borrower hereby covenants and agrees as follows:

(a)    After an Event of Default, any payment or payments in respect of the Collateral shall be paid directly to the Secured Party to be held by the Secured Party, subject to the terms hereof, as additional collateral for the Obligations. If, notwithstanding the foregoing, either Borrower shall receive any payment or payments in respect of the Collateral, such Borrower shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party (segregated from other funds of such Borrower) and turn over the same forthwith to the Secured Party in the exact form received, to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Obligations.

(b)    Without the prior written consent of the Secured Party, neither Borrower will (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Each Borrower, jointly and severally, will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

(c)    At any time and from time to time, and at the sole expense of the Borrowers, each Borrower will promptly and duly execute and deliver such further instruments and documents, and take such further actions as the Secured Party may reasonably request, for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument, such note, Instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

(d)    The Borrowers, jointly and severally, agree to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(e)    (i) The Parent Borrower will not change its state of incorporation from the Parent Jurisdiction or its principal place of business or remove the records concerning the Collateral from the Parent Office without the express prior written consent of the Secured Party. (ii) The Subsidiary Borrower will not change its state of incorporation from the Subsidiary Jurisdiction or its principal place of business or remove the records concerning the Collateral from the Subsidiary Office without the express prior written consent of the Secured Party

(f)    Neither Borrower will, without the Secured Party’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Account, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, or allow any credit or discount whatsoever thereon, except that so long as no Event of Default has occurred and is continuing it may grant extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices

(g)    Each Borrower will continue to collect all amounts due or to become due to it under all Accounts, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Secured Party may reasonably deem necessary. Notwithstanding the foregoing, the Secured Party shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require either Borrower to notify, any account debtor with respect to any such Account of the Secured Party’s security interest therein, and in addition, at any time during the continuation of an Event of Default, the Secured Party may: direct such account debtor to make payment of all amounts due or to become due to such Borrower thereunder directly to the Secured Party, and enforce, at the cost and expense of such Borrower, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Borrower would be able to have done.

(h)    During normal business hours, the Secured Party and such Persons as the Secured Party may designate shall, as often as reasonably requested, have the right, at the cost and expense of the Borrowers, to inspect all of its records relating to the Collateral (and to make extracts and copies from such records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, by contacting account debtors, contract parties or other obligors thereon or any third Person possessing such Collateral for the purpose of making such a verification.

(i)    Neither Borrower will maintain any deposit account (other than the deposit accounts disclosed in writing to Secured Party) without the prior written consent of the Secured Party.

5.    Rights of the Secured Party.    After the occurrence and during the continuance of an Event of Default, and whether or not the Secured Party declares the Note due and payable or pursues any other relief or remedy available to the Secured Party under any Loan Document, the Secured Party, or its nominee or nominees shall forthwith, without further action on the part of any Person, have the sole and exclusive right to exercise all rights and powers of ownership with respect to the Collateral and shall exercise such rights and powers in such manner as the Secured Party, in its sole and absolute discretion, deems appropriate.

6.    Limitation and Duties Regarding Collateral.    The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrowers or otherwise. The rights of the Secured Party hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against any Person which may be or become liable in respect of all or any part of the Obligations or against any Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefore or right of offset with respect thereto. The Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Secured Party be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrowers or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

7.    Powers Coupled with an Interest.    All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

8.    Power of Attorney.    Each Borrower hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as such Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in his own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Each Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue of this power. This power is a power coupled with an interest and shall be irrevocable. The Secured Party covenants with each Borrower that it will not exercise the powers herein granted except upon the occurrence or continuance of an Event of Default. The powers conferred on the Secured Party under this paragraph are solely to protect its interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to each Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

9.    Further Assurances.    Each Borrower further agrees that, at any time and from time to time, upon written request of the Secured Party, such Borrower will execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to effect the purposes of this Agreement, including, without limitation, the pledging of any note or other instrument evidencing any of the Collateral and the filing of any financing or continuation statement without the signature of such Borrower.

10.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.    Paragraph Headings.    The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.    No Waiver; Cumulative Remedies; Multiple Security.    The Secured Party shall not, by any act (except by a written instrument pursuant to paragraph 13 hereof), be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. Each Borrower agrees that if the Secured Party shall be prosecuting one or more actions against the Collateral or against any collateral other than the Collateral, which collateral directly or indirectly secures the Obligations, or if the Secured Party shall have obtained a judgment against such collateral, then the Secured Party may commence or continue any action and exercise its other rights and remedies granted in this Agreement against all or any part of the Collateral and such Borrower waives any objections to such commencement, continuation or exercise, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Agreement or such other proceedings on such basis. Neither the commencement nor continuation of any proceedings under this Agreement nor the exercise of any other rights or remedies hereunder nor the recovery of any judgment by the Secured Party in any such proceedings shall prejudice, limit, or preclude the Secured Party’s right to commence or continue one or more proceedings or obtain a judgment against any other collateral which directly or indirectly secures the Obligations, and such Borrower expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Agreement, and such Borrower also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Agreement on such basis.

13.    Amendments; Successors and Assigns.    None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by each Borrower and the Secured Party, provided that any provision of this Agreement may be waived by the Secured Party in a letter or agreement executed by the Secured Party or by telex or facsimile transmissions from the Secured Party in each case sent to each Borrower. This Agreement shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of the Secured Party and its successors and assigns.

14.    GOVERNING LAW.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH BORROWER AND SECURED PARTY UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

15.    Submission to Jurisdiction; Waivers.    Each Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the

United States of America for the Southern District of New York, and appellate courts from any thereof, consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered mail (or any substantially similar form of mail), postage prepaid, to the address for such Borrower set forth on the first page of this Agreement or at such other address of which the Secured Party shall have been notified pursuant to the Note, and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

16.    WAIVER OF TRIAL BY JURY.    EACH BORROWER AND THE SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

17.    Indemnification.    Each Borrower, jointly and severally, hereby saves, indemnifies and holds harmless the Secured Party from and against all expense, loss or damage, including, without limitation, attorneys’ fees and expenses, suffered by the Secured Party arising out of or in connection with this Agreement and the granting of the security interest pursuant to this Agreement and the enforcement thereof.

18.    Continuing Security Interest.    This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Obligations.

19.    Release.    The Secured Party agrees to release the Collateral following the later to occur of the Maturity Date and the indefeasible payment in full of the Note and the Obligations, and the performance by the Borrowers of all of its other obligations and liabilities under the Loan Documents outstanding at the time of such payment.

20.    Notices.    Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, addressed to such address listed in the preamble on the first page of this Agreement, or (b) delivered personally at such address, except that the notice requried by Section 2(b) hereof may be delivered by email to the Company at saustin@tagentertainment.com with a copy to vdigioia@gdlawllp.com

21.    Execution.    This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, or all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on the date first set forth above.

TAG ENTERTAINMENT CORP.
By:
Name: Title:
TAG ENTERTAINMENT USA
By:
Name: Title:
.
By:
Name: Title: